UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2008

ANESIVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50573	77-0503399
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

650 Gateway Boulevard

South San Francisco, California 94080

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (650) 624-9600

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

As described below under Item 8.01, on September 3, 2008, Anesiva, Inc. (the “Company”) announced that it is realigning operations and focusing its human and financial resources by reducing its workforce by approximately 20% and eliminating its preclinical development function. The restructured company is focused primarily on sales, marketing, late-stage clinical development and outsourced manufacturing. Most of the employee terminations were effective September 2, 2008. The Company is offering severance benefits to the terminated employees, and anticipates incurring a restructuring charge of approximately $0.7 million, primarily associated with personnel-related termination costs, which will be recognized in the third quarter of 2008.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

In connection with the workforce reduction described above under Item 2.05, John X. Regan’s employment terminated and Mr. Regan ceased to serve as the Company’s Senior Vice President, Operations, effective September 2, 2008. The Company entered into a separation and consulting agreement with Mr. Regan on September 2, 2008 (the “Consulting Agreement”). The Consulting Agreement provides that Mr. Regan will receive severance benefits of two and one-half (2 ½) months salary and payment of COBRA premiums for up to six months following his termination. Under the terms of the Consulting Agreement, the Company also engaged Mr. Regan as a consultant to provide consulting services to the Company of up to 80 hours per month when and if requested by the Company. Mr. Regan’s existing stock options and restricted stock grant will remain outstanding during the consulting period. Mr. Regan’s consulting relationship with the Company will continue for 3 months, unless it is terminated earlier for cause. The Consulting Agreement also includes a waiver and release of claims by Mr. Regan.

The foregoing description of the material terms of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the Consulting Agreement, attached hereto as Exhibit 10.68 and incorporated herein by reference.

(c)

On September 2, 2008, the Company announced that it had hired William C. Houghton, M.D., 66, to serve as Senior Vice President and Chief Medical Officer, effective September 1, 2008. In this role, Dr. Houghton will lead the Company’s clinical and regulatory functions. From May 2007 to August 2008, Dr. Houghton was Chief Medical Officer at Eleos, Inc., a privately-held biopharmaceutical company. From 2005 to 2007 Dr. Houghton was Vice President, Clinical and Regulatory Affairs for Alexza Pharmaceuticals, Inc., a biopharmaceutical company, where he was responsible for the development and conduct of clinical trials for a novel Fentanyl formulation, among others. From 1998 to 2005, Dr. Houghton was associated with Orphan Medical, Inc., a biopharmaceutical company, where he most recently served as Chief Operating Officer and directed regulatory and clinical development strategies, and provided scientific support of commercialized products. None of Dr. Houghton’s previous employers are parents, subsidiaries, or affiliates of the Company. Dr. Houghton received his M.D. degree from the University of Sydney (Australia).

Pursuant to the terms of Dr. Houghton’s offer letter, dated July 9, 2008 (the “Offer Letter”) the Company has agreed to pay Dr. Houghton an annual base salary of $340,000. Dr. Houghton will be eligible to receive an annual cash bonus targeted at 35% of his base salary, as determined under the terms of the Company’s annual bonus program. Subject to approval of the Company’s board of directors, the Company has agreed to grant Dr. Houghton an option to purchase 140,000 shares of common stock of the Company under the terms of the Company’s 2003 Equity Incentive Plan. 25% of the shares subject to the option will vest after 12 months of continuous service and the balance of the shares will vest in equal monthly installments over the next 36 months of continuous service. The Offer Letter also provides for certain Company-sponsored benefits including health insurance coverage, as well as certain relocation benefits.

Dr. Houghton’s employment is at-will, and either the Company or Dr. Houghton may terminate his employment at any time for any reason. Dr. Houghton will also be entitled to the benefits provided in the Company’s Executive Change in Control Severance Benefits Plan, as amended (the “Plan”), which provides that if he is terminated without cause within three months prior to or 12 months following the effective date of a change in control of the Company or he resigns due to a constructive termination within 12 months following the effective date of a change in control of the Company, he will receive a cash severance payment equal to (a) an amount equal to his base salary, as in effect on the date of a covered termination, or, if higher, as in effect immediately prior to the change in control of the Company, (b) his maximum annual target cash bonus, as in effect on the date of a covered termination, or, if higher, as in effect immediately prior to the change in control of the Company, (c) continued premiums for health insurance coverage for a period of up to six months and (d) outplacement services for a period of three months.

The foregoing description of the material terms of Dr. Houghton’s employment arrangements does not purport to be complete and is qualified in its entirety by (i) the Offer Letter, attached hereto as Exhibit 10.69 and (ii) the Plan filed with the U.S. Securities and Exchange Commission on April 2, 2008 as Exhibit 10.58 to Anesiva’s Current Report on Form 8-K (File No. 000-50573). Both the Offer Letter and the Plan are incorporated herein by reference.

Item 8.01. Other Events.

On September 3, 2008, the Company issued a press release announcing that it would undergo an operational realignment which includes the elimination of its preclinical development function, continued support for its Zingo™ and Adlea™ products, and in-licensing of late-stage products that complement its pain product portfolio. The Company also provided guidance on Zingo sales and manufacturing and updated its clinical development and regulatory strategy for Adlea.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.68	Separation and Consulting Agreement between Anesiva, Inc. and John X. Regan, dated September 2, 2008.

10.69	Offer Letter between Anesiva, Inc. and William C. Houghton, M.D., dated July 9, 2008.

99.1(1)	Press Release, dated September 2, 2008, “Anesiva Announces Appointment of William Houghton, M.D. as Senior Vice President and Chief Medical Officer.”

99.2(1)	Press Release, dated September 3, 2008, “Anesiva Accelerates its Transition to Specialty Pharma Pain Management Company.”

(1)	Pursuant to General Instruction B(2) of Form 8-K, Exhibits 99.1 and 99.2 shall be deemed furnished, and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2008	ANESIVA, INC.

	By:	/s/ Jean-Frédéric Viret
Jean-Frédéric Viret
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.68	Separation and Consulting Agreement between Anesiva, Inc. and John X. Regan, dated September 2, 2008.

10.69	Offer Letter between Anesiva, Inc. and William C. Houghton, M.D., dated July 9, 2008.

99.1(1)	Press Release, dated September 2, 2008, “Anesiva Announces Appointment of William Houghton, M.D. as Senior Vice President and Chief Medical Officer.”

99.2(1)	Press Release, dated September 3, 2008, “Anesiva Accelerates its Transition to Specialty Pharma Pain Management Company.”

(1)	Pursuant to General Instruction B(2) of Form 8-K, Exhibits 99.1 and 99.2 shall be deemed furnished, and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section.